CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the reference to our  firm  under  the
caption   "Experts"   in  the  Amendment   No.   1   to
Registration  Statement (Form S-3  No.  333-43988)  and
related  Prospectus  of  Kohl's  Corporation  for   the
registration of $551,450,000 aggregate principal amount
of  Liquid Yield Option Subordinated Notes and  to  the
incorporation by reference therein of our report  dated
March   3,  2000,  with  respect  to  the  consolidated
financial statements and schedule of Kohl's Corporation included in its Annual Report on Form 10-K for the year ended January 29, 2000, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP


Milwaukee, Wisconsin
September 8, 2000